AMENDMENT NO. 5

This Amendment No. 5 dated as of December 29, 2003 ("Agreement") is among Global Industries, Ltd., a Louisiana corporation ("Company"), and Global Offshore Mexico, S. de. R.L. de C.V., a Mexican sociedad de responsabilidad limitada de capital variable ("Mexican Borrower"; which, with the Company, are referred to as the "Borrowers"); the Lenders (as defined below) executing this Agreement; and Bank One, NA, as administrative agent for the Lenders ("Administrative Agent").

INTRODUCTION

    The Borrowers, the Lenders, and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of April 30, 2002, as amended by Amendment No. 1 dated as of August 5, 2002 and Amendment No. 2 dated as of January 10, 2003 and Amendment No. 3 and Consent dated as of June 30, 2003 and Amendment No. 4 dated as of October 17, 2003 (as so amended, the "Credit Agreement").

    The Borrowers, the Lenders, and the Administrative Agent desire to amend the Credit Agreement in certain respects as set forth herein.

    THEREFORE, the Borrowers, the Lenders, and the Administrative Agent hereby agree as follows:

    Section 1.  Definitions; References. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

    Section. 2  Amendments to Credit Agreement.

      New Definition. The following definition is added to Section 1.01 of the Credit Agreement:

      "GTM Settlement" means the settlement between the Company and Groupe GTM (now Vinci) for an amount not exceeding $35,000,000.00."

      Levels. The definition of "Level I, Level II, Level III, Level IV, and Level V," and individually, a "Level" in Section 1.01 of the Credit Agreement is amended by adding the following to the end thereof:

"Notwithstanding the foregoing, Level I shall be deemed to be in effect from December 31, 2003 and for all days thereafter."

                         c. Consolidated EBITDA. The Credit Agreement is hereby amended by deleting the definition     of  "Consolidated EBITDA" in Section 1.01 of the Credit Agreement and replacing it in its entirety with the following:

"Consolidated EBITDA" means, for any Person and its Subsidiaries calculated on a consolidated basis for any period:

      Consolidated Net Income for such period plus

      to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) foreign, federal, state, and local taxes net of credits, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary losses, net of related income taxes, (vi) in the case of the Company and its Subsidiaries, legal, accounting, underwriting, and other fees and expenses incurred in connection with this Agreement, (vii) losses in the equity of the Company's former unconsolidated subsidiary, CCC Fabricaciones y Construcciones S.A. de C.V., (viii) the expenses incurred by the Company in connection with the GTM Settlement minus to the extent included in determining Consolidated Net Income, extraordinary gains, net of related income taxes, all determined in accordance with GAAP, plus to the extent included in determining Consolidated Net Income, the aggregate amount of pretax, non-cash write downs made during the fiscal year ending December 31, 2002 in respect of asset impairments and discontinued operations of the Borrowers; provided that, such aggregate amount may not exceed $65,000,000."

                        c.Leverage Ratio. Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

"Section 6.10 Leverage Ratio. The Company will not permit its Leverage Ratio at the end of any fiscal quarter to be greater than the levels indicated below for the corresponding periods:

Period	Ratio
January 1, 2002 through March 31, 2002	2.95 to 1.00
April 1, 2002 through June 30, 2002	2.25 to 1.00
July 1, 2002 through September 30, 2002	2.00 to 1.00
October 1, 2002 through March 31, 2003	1.75 to 1.00
April 1, 2003 through September 30, 2003	2.50 to 1.00
October 1, 2003 through December 31, 2003	4.50 to 1.00
January 1, 2004 through March 31, 2004	2.50 to 1.00
April 1, 2004 through June 30, 2004	2.25 to 1.00
July 1, 2004 and thereafter	2.00 to 1.00"

                        d.Minimum Net Worth. Section 6.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

"(b) at June 30, 2002 and thereafter: (i) $440,000,000.00 plus (ii) 50% of its Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending on December 31, 2002, during which Consolidated Net Income is positive, but without reductions for any fiscal quarters during which Consolidated Net Income is negative plus (iii) 100% of the Net Cash Proceeds from any Equity Issuance on and after June 30, 2002 plus (iv) without duplication of the preceding clause (iii), 100% of any increase in Consolidated Net Worth from the conversion of any Debt to equity, the issuance of any capital stock, warrants or options to purchase capital stock or other equity interest, and any other transaction the effect of which is to increase Consolidated Net Worth minus (v) to the extent included in determining Consolidated Net Income for such period, the aggregate amount of pretax, non-cash write downs made during the fiscal year ending December 31, 2002 in respect of asset impairments and discontinued operations of the Borrowers; provided that, such aggregate amount provided for in this clause (v) may not exceed $65,000,000 and (vi) the expenses incurred in connection with the GTM settlement."

                        e. Minimum Fixed Charge Coverage Ratio. Section 6.12 of the Credit Agreement is amended in its entirety to read as follows:

"Section 6.12 Minimum Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than the following ratios during the following periods:

Period	Ratio
January 1, 2002 through March 31, 2002	1.25 to 1.00
April 1, 2002 through June 30, 2002	1.30 to 1.00
July 1, 2002 through September 30, 2002	1.35 to 1.00
October 1, 2002 through December 31, 2002	1.40 to 1.00
January 1, 2003 through September 30, 2003	1.40 to 1.00
October 1, 2003 through December 31, 2003	.80 to 1.00
January 1, 2004 and thereafter	1.40 to 1.00"

                        f. Event of Default. Section 7.01(f) of the Credit Agreement is amended in its entirety to read as follows:

"(f) Any judgment, decree or order for the payment of money (other than a settlement order or decree for the GTM Settlement) shall be rendered against the Company or any of its Subsidiaries in an amount in excess of $5,000,000.00 (or the Equivalent Amount of thereof if denominated in a currency other than Dollars) if rendered solely against the Company or any of its Subsidiaries, or for which the Company's or any such Subsidiary's allocated portion of which exceeds $5,000,000.00 (or the Equivalent Amount thereof if denominated in a currency other than Dollars) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;"

                    Section 3. Representations and Warranties. The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

  the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date of this Agreement, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date;

  (i) the execution, delivery, and performance of this Agreement have been duly authorized by appropriate proceedings, and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

  as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

                        Section 4.Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

  the Borrowers, the Guarantors, the Administrative Agent, and all Lenders shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent; and

  the representations and warranties in this Agreement shall be true and correct in all material respects.

                         Section 5. Effect on Loan Documents.

  Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed and amended heretofore. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Credit Documents, as amended, including the waiver of any Event of Default or Default, however denominated.

  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be an Event of Default or Default under other Credit Documents.

                          Section 6. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                          Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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EXECUTED as of the date first above written.

GLOBAL INDUSTRIES, LTD.
By:
Name:
Title:

GLOBAL OFFSHORE MEXICO, S. DE R.L.
DE C.V.
By:
Name:
Title:

BANK ONE, NA,
individually and as Administrative Agent

By:
Name:
Title:

BANK ONE, NA, as Issuing Bank
By:
Name:
Title:

COMERICA BANK-TEXAS

By:
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON

By:
Name:
Title:
By:
Name:
Title:

HIBERNIA NATIONAL BANK

By:
Name:
Title:

NATEXIS BANQUE BFCE

By:
Name:
Title:
By:
Name:
Title:

WELLS FARGO BANK TEXAS, N.A.

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

Each of the undersigned Guarantors (i) acknowledges its receipt of a copy of and hereby consents to all of the terms and conditions of the foregoing Amendment No. 5 and (ii) reaffirms its obligations under the Guaranties dated as of December 30, 1999, December 31, 1999, or January 26, 2000, as applicable, in favor of Bank One, NA, as Administrative Agent.

GIL HOLDINGS, L.L.C.
GLOBAL INDUSTRIES OFFSHORE, L.L.C.
GLOBAL PIPELINES PLUS, L.L.C.
GLOBAL MOVIBLE OFFSHORE PIPELINES, L.L.C.
NORMAN OFFSHORE PIPELINES, INC.
GLOBAL DIVERS AND CONTRACTORS, L.L.C.
SUBTEC MIDDLE EAST LTD.

By:
William J. Doré
Chief Executive Officer

GLOBAL INDUSTRIES MEXICO HOLDINGS, S. DE R.L. DE C.V.
GLOBAL VESSELS MEXICO, S. DE R.L. DE C.V.
GLOBAL INDUSTRIES OFFSHORE SERVICES, S. DE R.L. DE C.V.
GLOBAL INDUSTRIES SERVICES, S. DE R.L. DE C.V.

By:
William J. Doré
Chief Executive Officer

By:
Peter S. Atkinson
President

By:
Russell J. Robicheaux
Vice President, General Counsel

GLOBAL INTERNATIONAL VESSELS, LTD.

By:
William J. Doré
Chief Executive Officer

PIPELINES LLC

By:
Name:
Title: